EXHIBIT 10.19


                                OPTION AGREEMENT

         This Option Agreement ("Agreement") dated as of November 15, 1997, between SPORTSLINE USA, INC., a Delaware corporation (the "Company"), and GERRY HOGAN (the "OPTIONEE").

                                   WITNESSETH

         WHEREAS, as a result of Optionee becoming a director of the Company, the Company has agreed to issue to Optionee options to purchase 100,000 shares of the Company's Common Stock, $0.01 par value (the "COMMON STOCK");

         WHEREAS, the Company and Optionee desire to execute this Agreement to evidence the grant of such options and the terms and conditions thereof;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to Optionee options (the "OPTIONS") to purchase up to 100,000 shares of Common Stock (the "OPTIONS Shares"), upon the terms and subject to the conditions set forth in this Agreement.

         2. EXERCISABILITY OF OPTIONS. The Options shall vest and become exercisable in increments as follows: (i) with respect to 25,000 shares of Common Stock, on (1) year after the date first above written, and (ii) with respect to an additional 25,000 shares of Common Stock, at the end of each consecutive on (1) year period thereafter until the Options have become exercisable with respect to the total number of Options Shares; provided, that the vesting of the Options shall be subject to the condition that Optionee shall continue in office as a director of the Company on the relevant vesting dates(s), and no further options shall vest on or after the date Optionee ceases to be a director of the Company.

         3. EXPIRATION. The unexercised portion of the Options shall become null and voild (a) on November 14, 2007, if Optionee is director of the Company on that date or ceased to be a director prior to that date by reason of his retirement or the failure of Optionee to be re-nominated for election as a director of the Company, (b) immediately ion the event Optionee ceases to be director of the Company by reason of his disability, and (d) twelve months after the date of Optionee's death in the event that such death occurs prior to the time the Option otherwise would become null and void pursuant to this sentence (the earliest of such dates, the "EXPIRATION DATE"). Any part of the Options that have not been duly exercised by Optionee on or before the close of business on the Expiration Date shall expire and be of no further force or effect on such date, and Optionee shall thereafter have no further right hereunder with respect thereto.

         4. EXERCISE PRICE. The exercixe price of the Options shall be $2.00 per Option Share (the "EXERCISE PRICE"), subject to adjustment pursuant to Section 6 hereof.


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     5.   METHOD OF EXERCISE OF OPTIONS. If Optionee desires to exercise the
Options in whole or in part, Optionee shall provide the Company a written
Notice of Exercise in the form of Exhibit A attached hereto, accompanied by a bank or cashier's check payable to the order of the Company for the full Exercise Price of the Option Shares to be purchased upon such exercise. As soon as practicable after the receipt of the Notice of Exercise accompanied by payment for the full Exercise Price of the Option Shares to be purchased, the Company shall issue and deliver (or cause its transfer agent to deliver) to Optionee a certificate or certificates evidencing the Option Shares purchased. If the Options are exercised as to fewer than all the Option Shares covered thereby, the Options shall remain outstanding as to the remaining Option Shares until the earlier of the exercise in full of the Options or the Expiration Date.

     6. OPTIONS AND OPTION SHARES AS INVESTMENT. Optionee represents and warrants to the Company that Optionee is acquiring the Options and the Option Shares issuable upon the exercise thereof for its own account and not with a view to or for resale in connection with any distribution thereof. The Company will use its best efforts to register the distribution of the Option Shares under Federal securities laws promptly after the termination of any applicable underwriters' lock-up period imposed in connection with the IPO.

     7.   ANTI-DILUTION PROVISIONS.

          (a) ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time subdivide its oustanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of Option Shares then subject to the Options immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased; and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of Option Shares then subject to the Options immediately prior to such combination shall be proportionately decreased and the exercise price shall be proportionately increased. Any such adjustments pursuant to this Section 6(a) shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend distribution then the effective date for such adjustment based thereon shall be the record date therefor.

          (b) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company or in case the Company shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, Optionee upon the exercise of the Options at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Option Shares issuable upon the exercise of the Options prior to such consummation, the securities or property to which the Optionee would have been entitled upon such consummation if the Optionee had exercised the Options immediately prior thereto; in each such case, the terms of the Options shall be applicable to the securities or property receivable upon the exercise of the Options after such consummation.

     8. PAYMENT OF TAXES AND EXPENSES. All shares of Common Stock issuable upon exercise of the Options shall be validly issued, fully paid and nonassessable, and the Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed in respect of the issuance or delivery thereof (other than federal, state or local income tax or

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other tax based upon gross or net income, owed by Optionee on account of such issuance or delivery).

     9. NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder in respect to any Option Shares as to which the Option shall not have been exercised and full payment of the Exercise Price made as herein provided.

     10. ISSUANCE OF SHARES. As a condition of the issuance of Option Shares, the Company may require Optionee to enter into such agreements or undertakings, if any, as counsel to the Company may deem necessary to assure compliance with any law or regulation then in effect, including, but not limited to (i) a representation and warranty by Optionee that he is acquiring the Option Shares to be issued for investment and not with a view to, or for resale in connection with, the distribution thereof, and (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of counsel to the Company, necessary to comply with the provisions of any securities law applicable to the issuance of the Option Shares.

     11. NONTRANSFERABILITY. The Options shall not be transferable by Optionee otherwise than by will or the laws of descent and distribution and during the lifetime of Optionee are exercisable only by Optionee.

     12. NOTICES. Any notice under this Agreement shall be in writing and shall be given, in the case of the Company, to the Company's Secretary at its principal executive offices and, in the case of Optionee, to Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

     13. LAW GOVERNING. This Agreement shall be governed in accordance with and governed by the laws of the State of Delaware.

     14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        SPORTSLINE USA, INC.

                                        By: MICHAEL LEVY
                                            -----------------------------
                                        Title: President

                                        GERRY HOGAN
                                        ---------------------------------
                                        Gerry Hogan

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